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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  JUNE 15, 2001
                        ---------------------------------
                        (Date of earliest event reported)



                              LEDGER CAPITAL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-22224



               WISCONSIN                                          39-1762467
      ----------------------------                           -------------------
      (State or other jurisdiction                             (I.R.S. Employer
            of incorporation)                                Identification No.)


      5555 N. PORT WASHINGTON ROAD
           GLENDALE, WISCONSIN                                       53217
----------------------------------------                         ------------
(Address of principal executive offices)                          (Zip Code)




                                 (414) 290-7900
             ------------------------------------------------------
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS.

         PROSPECTIVE MERGER

         Ledger Capital Corp., a Wisconsin corporation (the "Corporation"), and Anchor BanCorp Wisconsin Inc., a Wisconsin corporation ("Anchor"), have entered into an Agreement and Plan of Merger, dated as of June 15, 2001 (the "Merger Agreement"), providing for the merger of the Corporation with and into Anchor (the "Merger"), with Anchor continuing as the surviving corporation (the "Surviving Corporation"). The Merger is structured as a purchase for financial accounting purposes and as a tax-free reorganization for shareholders of the Corporation. The Merger is currently expected to be completed during the fourth calendar quarter of 2001.

         The Merger Agreement provides that for each outstanding share of common stock, $1.00 par value per share, of the Corporation ("Corporation Common Stock"), other than certain shares that will be cancelled as specified in the Merger Agreement, Ledger shareholders will have the right to elect to receive either (1) 1.10 shares of common stock, $.10 par value, of Anchor ("Anchor Common Stock"), or (2) an amount in cash equal to 1.10 multiplied by the closing price of Anchor Common Stock, as quoted on the Nasdaq Stock Market, as of the date on which the Merger becomes effective. However, the Merger Agreement also provides that the total number of shares of Corporation Common Stock converted to cash may not exceed 20% of the total number of outstanding shares of Corporation Common Stock (the "20% Ceiling"). Accordingly, to the extent cash elections by Ledger shareholders exceed the 20% Ceiling, certain allocation procedures outlined in the Merger Agreement will apply and cash elections in excess of the 20% Ceiling will be treated as elections to receive Anchor Common Stock. Outstanding stock options to purchase shares of Corporation Common Stock held by employees and directors of the Corporation will be converted into options to purchase Anchor Common Stock upon consummation of the Merger.

         The Merger Agreement does not provide for an adjustment in the 1.10:1 exchange ratio. However, under the Merger Agreement, the Corporation has been granted the right to terminate the Merger if Anchor's average stock price for a specified measurement period declines by more than 15% relative to the SNL Securities Midwest Thrift Index (the "Index"); similarly, Anchor has been granted the right to terminate the Merger if Anchor's average stock price over the same measurement period increases by more than 15% relative to the Index.

         The Merger Agreement provides that the Surviving Corporation will take the necessary actions, including, if necessary, expansion of the size of its Board of Directors, to cause James D. Smessaert, President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation, to be appointed as a director of the Surviving Corporation effective as of the day of appointment, which will occur on or after the effective time of the Merger (but in no event later than the first meeting of the Surviving Corporation's Board of Directors following the effective time of the Merger). Mr. Smessaert's initial term will expire on the date of the annual meeting following his appointment to the Board of Directors. The Surviving Corporation will also cause Mr. Smessaert to be nominated as its uncontested candidate for election at the annual meeting of shareholders at which his term expires for a full three-year term as a director of the Surviving Corporation.


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         Following consummation of the Merger, Ledger Bank, S.S.B., a state chartered savings association and a wholly owned subsidiary of the Corporation ("Ledger Bank"), will be merged with and into AnchorBank, fsb, a federally chartered savings bank and a wholly owned subsidiary of Anchor ("AnchorBank"), which will continue as the surviving bank (the "Surviving Bank") and will operate the business of Ledger Bank in its current locations. The principal office of the Surviving Bank will be located in Madison, Wisconsin.

         Completion of the Merger is subject to certain conditions, including
(i) approval by the shareholders of the Corporation, (ii) approval by the Office of Thrift Supervision, the Wisconsin Department of Financial Institutions and other requisite regulatory authorities, (iii) receipt of opinion of counsel for the Corporation and counsel for Anchor that the Merger will be treated, for federal income tax purposes, as a tax-free reorganization, and (iv) other conditions to closing customary in transactions of this type. The Merger Agreement may be terminated by the Corporation or Anchor under certain conditions specified in the Merger Agreement prior to the consummation of the Merger.

         Pursuant to the Merger Agreement, the Corporation would be entitled to receive a $1 million termination fee if Anchor wrongfully terminates the Merger Agreement, and Anchor would be entitled to receive a $1 million termination fee if the Corporation terminates the Merger Agreement under certain circumstances.

         Concurrently with the execution of the Merger Agreement, the parties also entered into a Stock Option Agreement, dated as of June 15, 2001 (the "Stock Option Agreement"). The Stock Option Agreement provides Anchor with an option to purchase (the "Option") up to 484,991 shares of Corporation Common Stock from the Corporation, subject to adjustment (but in no event in excess of 19.9% of the then issued and outstanding shares of Corporation Common Stock), at an exercise price of $15.00 per share. The Option is only exercisable upon the occurrence of certain triggering and exercise events as specified in the Stock Option Agreement, none of which has occurred as of the date of this Current Report on Form 8-K.

         Certain additional information regarding the Merger is contained in the joint news release issued by the Corporation and Anchor (the "Joint News Release") on June 15, 2001.

         The Merger Agreement, the Stock Option Agreement and the Joint News Release are attached hereto as exhibits and incorporated herein by reference. The foregoing summary of such exhibits is qualified in its entirety by reference to the complete text of such exhibits.



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                    CAUTIONARY STATEMENT FOR PURPOSES OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         THIS CURRENT REPORT ON FORM 8-K AND OTHER WRITTEN AND ORAL STATEMENTS MADE BY OR ON BEHALF OF THE CORPORATION CONTAIN, OR MAY CONTAIN, CERTAIN "FORWARD-LOOKING STATEMENTS," INCLUDING STATEMENTS CONCERNING PLANS, OBJECTIVES AND FUTURE EVENTS OR PERFORMANCE, AND OTHER STATEMENTS WHICH ARE OTHER THAN STATEMENTS OF HISTORICAL FACT. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: (I) UNANTICIPATED REGULATORY DELAYS OR CONSTRAINTS OR CHANGES IN THE PROPOSED MERGER REQUIRED BY REGULATORY AUTHORITIES; (II) REDUCTION IN INTEREST MARGINS DUE TO CHANGES IN THE INTEREST RATE ENVIRONMENT; (III) POORER THAN EXPECTED GENERAL ECONOMIC CONDITIONS, INCLUDING GROWTH OPPORTUNITIES; (IV) LEGISLATIVE ENACTMENTS OR REGULATORY CHANGES WHICH ADVERSELY AFFECT THE BUSINESS OF THE CORPORATION OR THE PROSPECTS FOR COMPLETION OF THE MERGER; AND (V) OTHER UNANTICIPATED OCCURRENCES WHICH MAY DELAY THE CONSUMMATION OF OR OTHERWISE ADVERSELY IMPACT THE MERGER.


Item 7. Financial Statements and Exhibits.

(a)      No financial statements are required at this time.

(b)      No pro forma information is required at this time.

(c)      Exhibit No.       Description

                 2.1 Agreement and Plan of Merger, dated as of June 15, 2001, between Ledger Capital Corp. and Anchor BanCorp Wisconsin Inc. (The schedules to the Agreement and Plan of Merger are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon request.)

                 2.2 Stock Option Agreement, dated as of June 15, 2001, between Anchor BanCorp Wisconsin Inc. and Ledger Capital Corp.

                99.1       Joint News Release, dated June 15, 2001.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LEDGER CAPITAL CORP.


Date: June 18, 2001             By: /s/ Arthur E. Thompson
                                    --------------------------------------------
                                    Arthur E. Thompson, Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit No.               Description

        2.1 Agreement and Plan of Merger, dated as of June 15, 2001, between Ledger Capital Corp. and Anchor BanCorp Wisconsin Inc. (The schedules to the Agreement and Plan of Merger are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon request.)

        2.2 Stock Option Agreement, dated as of June 15, 2001, between Anchor BanCorp Wisconsin Inc. and Ledger Capital Corp.

       99.1               Joint News Release, dated June 15, 2001.